EMPLOYMENT AGREEMENT

     This Employment Agreement ("AGREEMENT") is made as of the 22nd day of December, 2005 by and among Charys Holding Company, Inc., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta Georgia 30338 ("CHARYS"), Method IQ, Inc., a Georgia corporation located at 1750 Founders Parkway, Suite 180, Alpharetta, Georgia 30004 (the "COMPANY"), and Gregory A. Buchholz (hereinafter, the "EXECUTIVE").

                             R  E  C  I  T  A  L  S
                             -  -  -  -  -  -  -  -

     A. Charys acquired all of the issued and outstanding stock of the Company effective November 1, 2005.

     B. The Board of Directors of Charys (the "CHARYS BOARD") recognizes the Executive's potential contribution to the growth and success of Charys by providing executive management services to the Company and desires to assure the Company of the Executive's employment in an executive capacity.

     C. The Board of Directors of the Company (the "BOARD") recognizes the Executive's potential contribution to the growth and success of the Company, and desires to assure the Company of the Executive's employment in an executive capacity and to compensate him therefore, has approved the provisions of this Agreement and has authorized the officers of the Company to execute the Agreement on behalf of the Company.

     D. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.     Employment.
            -----------

          1.1     Employment  and  Terms.   The  Company hereby agrees to employ
                  -----------------------
the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2     Duties  of  Executive.    During  the Term of Employment under
                  ----------------------
this Agreement (as hereinafter defined), the Executive shall serve as the Company's Chief Operating Officer. The Executive shall be accountable only to the Board, and, subject to the authority of the Board, shall have supervision and control over, and responsibility for the overall operations of the Company. He also shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Executive's position as Chief Operating Officer of a company the size and type of the Company. The Executive shall devote the necessary time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) be employed in any capacity by Rock Creek Equity Holdings, LLC, (ii) serve on corporate (subject to approval of the Board, which shall not be unreasonably withheld), civic or charitable boards or committees, (iii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iv) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement. The Executive may continue to serve out the remaining term as a board member on any corporate board on which he serves as of the Commencement Date.

     2.     Term.     The term  of employment under this Agreement (the "TERM OF
            -----
EMPLOYMENT") shall commence as of the 22nd day of December, 2005 (the "COMMENCEMENT DATE") and shall continue for a period ending two (2) years from any date as of which the Terra of Employment is being determined, subject to earlier termination pursuant to Section 5 hereof. This agreement shall automatically renew for an additional 2-year term at the conclusion of the initial or successive 2-year terms. The date on which the Term of Employment shall expire is sometimes referred to in this Agreement as the "EXPIRATION DATE."

     3.     Compensation.
            -------------

          3.1     Base  Salary. The Executive shall receive a base salary at the
                  -------------
annual rate of $175,000 (the "BASE SALARY") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Notwithstanding the foregoing, the Board may decrease the Executive's salary at any time with (he written consent of the Executive, which shall be granted at the Executive's sole discretion. Any such reduction in the Executive's salary shall not effect the calculation of Base Salary for the purpose of Section 5 of this Agreement Notwithstanding anything to the contrary herein, in no event shall Executive's salary be reduced below $60,000.00, and, if the Company has met or exceeded $1.4 million in EBIDTA by the date which is one year from the Commencement Date, then, in no even shall Executive's salary be (or be reduced to) less than the Base Salary set forth above.

          3.2     Bonuses.  In  addition  to Base Salary, the Executive shall be
                  --------
eligible to receive a bonus (the "ANNUAL BONUS") payable in such amount and at such times as may be recommended by the Compensation Committee of the Board of Directors in its sole discretion.

     4.     Expense  Reimbursement  and  Other  Benefits.
            ---------------------------------------------

          4.1     Reimbursement  of  Expenses.  Upon  the  submission  of proper
                  ----------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.2     Compensation/Benefit Programs.  During the Term of Employment,
                  ------------------------------
the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans.

          4.3     Working Facilities. During the Term of Employment, the Company
                  -------------------
shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.4     Automobile.  During the Term of Employment, the Company shall,
                  -----------
at the Executive's election, either (i) pay to the Executive a non-accountable automobile allowance of $500 per month or (ii) provide the Executive with a mid-size automobile (which initially shall be new and shall be replaced not less frequently than every three (3) years), and reimburse the Executive for the costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reason of the use of the automobile.

          4.5     Stock  Options.
                  ---------------

               a.     Initial  Grant.  As of the Commencement Date, Charys shall
                      ---------------
grant to the Executive an option to purchase 200,000 shares of common stock of Charys (the "COMMON STOCK") (hereinafter, the "INITIAL OPTIONS") at the closing price on the Commencement Date. One Hundred Percent (100%) of this option shall be exercisable on the Commencement Date and shall remain exercisable for a period often (10) years, whether or not the Executive continues to be employed by the Company during that period. The parties intend that the Initial Options be granted pursuant to the Charys stock option plan (the "CHARYS STOCK OPTION PLAN") and shall be incentive stock options to the extent allowable under the Charys Stock Option Plan and applicable laws; provided, however, in the event that the Initial Options may not be granted under the Charys Stock Option Plan due to the failure of Charys to obtain shareholder approval of an increase in the number of shares available for grant thereunder, the Initial Options shall be granted to the Executive outside of the Charys Stock Option Plan.

               b.     Future  Grants.  In  addition,  during  the  Term  of
                      ---------------
Employment, the Executive shall be eligible to be granted options (the "STOCK OPTIONS") to purchase common stock of Charys under (and therefore subject to all terms and conditions of) the Charys Stock Option Plan, and any successor plan thereto; provided, however, that the Stock Options shall become immediately exercisable in full upon termination of the Executive's employment with the Company for any reason other than termination by the Company for Cause under
Section  5.1  hereof  or  termination by the Executive without Good Reason under
Section 5.5(b) hereof. The number of Stock Options and terms and conditions of the Stock Options shall be determined by the committee of the Board appointed pursuant to the Charys Stock Option Plan, or by the Charys Board, in its discretion and pursuant to the Charys Stock Option Plan.

          4.6     Target  Companies.  Within thirty (30) days after Commencement
                  ------------------
Date, a special committee (the "COMMITTEE") of the Charys Board shall be established to meet with the Executive and Gregory A. Buchholz (collectively, the "MANAGERS") to establish guidelines (the "GUIDELINES") for acquisitions of companies similar to the Company. After the Guidelines have been established and approved by the Charys Board, the Managers may from time to time bring acquisition candidates (a "TARGET COMPANY" or the "TARGET COMPANIES") to the Committee for review. If the acquisition terms of a Target Company comply with the Guidelines, Charys will make available a pool of Common Stock and apportion cash which may be available from Charys for the acquisition of the Target Company as a wholly-owned subsidiary of the Company, pursuant to any acquisition structure recommended by the Company's attorneys, accountants or other professional advisors.

          As soon as practicable after the acquisition of the Company, the Committee and the Managers shall establish reasonable financial goals for the results of operations of any Target Company acquired, to include target sales, target growth in sales, and target earnings before interest, depreciation, taxes and amortization, as determined in accordance with United States generally accepted accounting principles ("EBITDA"), hereinafter collectively the "TARGET GOALS."

          At the end of each full fiscal year of operation for any Target Company, Charys shall cause a review of the Target Company to be performed by Charys' accountants (the "TARGET REVIEW").

          In the event the results of operation of each Target Company, as determined by the Target Review, is equal to greater than the Target Goals, then an amount not less than Twenty-Five Percent (25%) of the net income of any Target Company, as established by the Target Review, would be paid to the Managers, in accordance with each Manager's Employment Agreement, in cash or in common stock of Charys, at the Company's option, in accordance with the example set forth in EXHIBIT A hereto. The incentive compensation payable under this Section shall be cumulative over a three (3) year period.

          4.7     Other  Benefits.  The  Executive shall be entitled to four (4)
                  ----------------
weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

     5.     Termination.
            ------------

          5.1     Termination for Cause. The Company shall at all times have the
                  ----------------------
right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "CAUSE" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or a willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within fifteen (15) days (or if the Executive is acting diligently to effect a cure, such longer time as shall be reasonably necessary to effect the cure) after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or material breach of trust in connection with his services hereunder, or (iii) a conviction of any crime which involves dishonesty or a breach of trust. Any termination for Cause shall be made in writing by notice to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive (and his legal representative) shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this
Section 5.1, the Company shall (i) pay to the Executive any unpaid Base Salary through the date of termination and (ii) pay to the Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 5.1, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.2     Disability.  The  Company  shall  at all times have the right,
                  -----------
upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The determination of whether the Executive is or continues to be disabled shall be made in writing by a physician selected by the Board and reasonably acceptable to the Executive. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive the Executive's Base Salary for the remainder of the then-current Term of Employment, (ii) pay to the Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment with the Company, (iii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 3.2f hereof, and
(iv) pay to the Executive any then unpaid Additional Bonuses at the time provided in Section 3.2(c). Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.3     Death.  Upon  the  death  of  the Executive during the Term of
                  ------
Employment, the Company shall (i) pay to the estate of the deceased the Executive's Base Salary for the remainder of the then-current Term of Employment, (ii) pay to the estate of the deceased Executive accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, (iii) pay to the estate of me deceased Executive, the Executive's Termination Year Bonus, if any, at the time provided in Section 3.2f hereof, and (iv) pay to the Executive's estate any then unpaid Additional Bonuses at the time provided in Section 3.2(c). Upon any termination effected and compensated pursuant to this Section 5.3, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.4     Termination Without Cause. The Company shall have the right to
                  --------------------------
terminate the Term of Employment by written notice to the Executive not less than thirty (30) days prior to the termination date. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5), the Company shall (i) pay to the Executive on the termination date unpaid Base Salary, if any, through the date of termination specified in such notice, (ii)pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, at the time provided in Section 3.2a, (iii) pay to the Executive on the termination date a lump sum payment equal to three (3) times the sum of (x) his Base Salary and (y) the accrued but unpaid Bonus for the year in which such termination occurs, (iv) continue to provide the Executive with the benefits under Sections 4.2 and 4.4 hereof (the "BENEFITS") for a period of three (3) years immediately following the date of his termination in the manner and at such times as the Benefits otherwise would have been provided to the Executive;
(v) pay to the Executive as a single lump sum payment, within 30 days of the date of termination, a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans but that would not have been forfeited if the Executive's employment had contained for an additional three (3) years.
In the event that the Company is unable to provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall promptly reimburse the Executive for amounts paid by the Executive to acquire comparable coverage. Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.5     Termination  by  Executive.
                  ---------------------------

               a. The Executive shall at all times have the right, by written notice not less than thirty (30) days prior to the termination date, to terminate the Term of Employment.

               b. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive without Good Reason (as defined below), the Company shall (i) pay to the Executive upon the termination date any unpaid Base Salary through the effective date of termination specified in such notice or otherwise mutually agreed and (ii) pay to the Executive any accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company, at the time provided in
Section  3.2.  Upon  any  termination  effected and compensated pursuant to this
Section 5.5(b), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and
(y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

               c. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. In addition, if the termination of the Term of Employment occurs after a Change in Control (as hereinafter defined), and as a result of the Change in Control, the Executive would be entitled to a reduction in the option price for any options granted to the Executive, or any cash payments from the Company, (other than those provided under this Agreement) in addition to those specified in Section 5.4, under any plan or program maintained by the Company (the "ADDITIONAL BENEFITS"), then the Company shall provide the Executive with those Additional Benefits, if and only to the extent that such Additional Benefits, when added to the amounts payable and the Benefits provided by the Company to the Executive hereunder, will not constitute excess parachute payments with the meaning of Section 280G of Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE"). Upon any termination effected and compensated pursuant to this Section 5.5(c), the Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.)

               d.     For  purposes  of this Agreement, "GOOD REASON" shall mean
(i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section
1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (in) the Company's requiring the Executive to be based at any office or location, that is not within 50 miles of the executive's home city except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination, by the Company of the Executive's employment other than for Cause pursuant to Section 5.1, or because of the Executive's disability pursuant to Section 5.2 of this Agreement; (v) the termination by the Company of Jerry H. Harrison for any reason other than Cause; or (vi) the occurrence of a Change in Control. For purposes of this Section 5.5(d), the Executive acknowledges that the Company's holding company functions are headquartered and centralized in Atlanta, Georgia. For purposes of this
Section 5.5(d), any good faith determination of Good Reason made by the Executive shall be conclusive; provided that the Executive shall not exercise
                                  --------
his right to terminate his employment for Good Reason without first giving sixty
(60) days written notice to the Company of the factual basis constituting Good Reason. The Company shall have the right to cure the problem(s) noted by the Executive, before the Executive may terminate his employment for Good Reason.

               e. For purposes of this Agreement, the term "CHANGE IN CONTROL" shall mean:

                    (i) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than Fifty Percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    (ii) A new Board member is elected without the approval of at least two (2) of the persons who, as of the Commencement Date of this Agreement, constitute the Board (the "INCUMBENT BOARD"); or

                    (iii) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of more than Fifty Percent (50%) of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "CONTROLLING INTEREST") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries;

                    (iv) provided that, with respect to this Section 5.5(e), a Change in Control shall not be deemed to have occurred should any of the contingencies referred to in this Section involve any of those companies, persons or other legal entities with whom the Company is negotiating on or before  the  Commencement  Date  and  which are communicated, in writing, by the
                                 ---
Company  to  the  Executive  upon  execution  of  this  Agreement.

          5.6     Certain  Additional  Payments by the Company. Anything in this
                  ---------------------------------------------
Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including any additional payments required under this Section 5.6) (a "PAYMENT") would be subject to an excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), the Company shall make a payment to the Executive (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          5.7     Resignation.   Upon  any termination of employment pursuant to
                  ------------
this Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.8     Survival.  The  provisions of this Article 5 shall survive the
                  ---------
termination  of  this  Agreement,  as  applicable.

     6.     Restrictive  Covenants.
            -----------------------

          6.1     Non-competition.   In  order  to  folly  protect the Company's
                  ----------------
Proprietary Information, at all times during the Restricted Period, the Executive shall not, directly or indirectly, perform or provide managerial or executive services on behalf of any person, entity or enterprise which is engaged in, or plans to engage in, the provision of telephonic customer interaction solutions in the United States that directly or indirectly competes with the Company's Business (for this purpose, the "COMPANY'S BUSINESS" is the business of telephone and telecommunication installation and service). Notwithstanding anything to the contrary in the forgoing or elsewhere herein, the "Company's Business" shall not be deemed to include the current business of Executive's other company, Synerio, Inc., a Georgia corporation, which is building, operating and selling hosted call center applications. During the Executive's employment with the Company, the Executive shall not, directly or indirectly, have any interest hi any business that provides telephonic customer interaction solutions in the United States (other than the Company) that competes with the Company's Business, provided that this provision shall not apply to the Executive's ownership or acquisition, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (hat are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such corporation. For purposes of this Agreement the "RESTRICTED PERIOD" shall be the period during which the Executive is employed by the Company and, if the Executive's employment with the Company is either terminated by the Company without Cause pursuant to Section 5.4, or by the Executive for Good Reason pursuant to Section 5.5c, and the Company has paid to the Executive all of amounts then payable to the Executive pursuant to Sections 5.4 or 5.5c, as applicable, the one (1) year period immediately following the termination of the Executive's employment with the Company.

          6.2     Confidential  Information.   The  Executive  recognizes  and
                  --------------------------
acknowledges that the Trade Secrets (as defined below) and Confidential Information (as defined below), of the Company and all physical embodiments thereof, as they may exist from time-to-time, collectively, the "PROPRIETARY INFORMATION" are valuable, special and unique assets of the Company's business. In order to obtain and/or maintain access to such Proprietary Information, which employee acknowledges is essential to the performance of his duties under this Agreement, the Executive agrees that, except with respect to those duties assigned to him by the Company, the Executive shall hold in confidence all Proprietary Information and the Executive will not reproduce, use, distribute, disclose, or otherwise misappropriate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor will the Executive make use of any such Information for the Executive's own purposes or for the benefit of any person, business or legal entity (except the Company) under any circumstances, except that the Executive may disclose such Proprietary Information to the extent required by law, provided that, prior to any such disclosure, the Company be provided an opportunity to contest such disclosure.

          For purposes of this Agreement, the term "TRADE SECRETS" means information belonging to or licensed to the Company, regardless of form, including, but not limited to, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, financial, marketing or other business plan, lists of actual or potential customers or suppliers, or any other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. The term "CONFIDENTIAL INFORMATION" means any information belonging to or licensed to the Company, regardless of form, other than Trade Secrets, which is valuable to the Company and not generally known to competitors of the Company.

          The provisions of this Section 6.2 will apply to Trade Secrets for as long as such information remains a Trade Secret and to Confidential Information during the Executive's employment with the Company and for a period of two (2) years following the termination of the Executive's employment with the Company for whatever reason.

          6.3     Non-solicitation  of  Employees  and Customers.   At all times
                  -----------------------------------------------
during the Restricted Period, as defined in Section 6.1 hereof, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) solicit, recruit or attempt to solicit or recruit any employee of the Company to leave the Company's employment, or (b) solicit or attempt to solicit any of the actual or targeted prospective customers or clients of the Company with whom the Executive had material contact or about whom the Executive learned Confidential Information on behalf of any person or entity in connection with any business that competes with the Company's Business.

          6.4     Ownership  of  Developments.   All  copyrights, patents, trade
                  ----------------------------
secrete, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "WORK PRODUCT") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as maybe appropriate to give full and proper effect to such assignment

          6.5     Books and Records.   All books, records, and accounts relating
                  ------------------
in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.6     Definition  of  Company.   Solely for purposes of this Article
                  ------------------------
6, the term "COMPANY" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.7     Acknowledgment  by  Executive.     The  Executive acknowledges
                  ------------------------------
and confirms that the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company. (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6)are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors.-The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.8     Reformation  by  Court. In the event that a court of competent
                  -----------------------
jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.9     Extension  of  Time. If the Executive shall be in violation of
                  --------------------
any  provision  of  this  Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.10     Survival.  The provisions of this Article 6 shall survive the
                   ---------
termination  of  this  Agreement,  as  applicable.

     7.     Support  Functions:  Profit  Participation.  During the term of this
            -------------------------------------------
Agreement, no material administrative or corporate support functions, unless requested by the CEO or President of the Company, shall be integrated with those of Charys, unless required by applicable law, rule or regulation, until the earlier of the date when (a) the Company's credit facilities with Carolina First Bank (or any refinancing of the same) has been paid in full or (b) until Executive is released as a guarantor on all Company debt guaranteed by such Executive. Net profits in excess of 10 % of the net sales of the Company shall be eligible for distribution through a bonus compensation plan administered by the Managers.

     8.     Injunction.  It is recognized and hereby acknowledged by the parties
            -----------
hereto  that  a  breach  by  the  Executive of any of the covenants contained in
Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company may be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of Ms affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     9.     Attorney's  Fees.   Nothing  contained  herein shall be construed to
            -----------------
prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     10.     Assignment.  Neither  party  shall  have  the  right  to  assign or
             -----------
delegate his rights or obligations hereunder, or any portion thereof, to any other person.

     11.     Governing  Law  and  Venue. This Agreement shall be governed by and
             ---------------------------
construed and enforced in accordance with the internal laws of the State of Georgia. The venue for any action to enforce this Agreement shall be the state or federal courts located within Fulton County, Georgia.

     12.     Entire  Agreement.  This Agreement constitutes the entire agreement
             ------------------
between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     13.     Notices:  All  notices  required or permitted to be given hereunder
             --------
shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to the address of the Company in the preamble to this Agreement, Attention: Chairman of the Board, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other hi accordance with this provision.

     14.     Benefits;  Binding  Effect. This Agreement shall be for the benefit
             ---------------------------
of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     15.     Severability.  The  invalidity  of  any  one  or more of the words,
             -------------
phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on then* being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     16.     Waivers. The waiver by either party hereto of a breach or violation
            --------
of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     17.     Damages. Nothing contained herein shall be construed to prevent the
             --------
Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     18.     Section  Headings.  The  article,  section  and  paragraph headings
             ------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     19.     No  Third  Party  Beneficiary. Nothing expressed or implied in this
             ------------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     20.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             -------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

     21.     Indemnification.
             ----------------

               a. Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorneys fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

               b. The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 20 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 20, together with a reasonable accounting of such expenses.

               c. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 20 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

               d.     The  Company  shall make the advances contemplated by this
Section 20 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this
Section  20  shall  be  unsecured  and  interest-  free.

               e. The provisions of this Section 20 shall survive the termination of this Agreement.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                           COMPANY:

                                           By: /s/ Jerry J. Harrison, Jr.
                                              ----------------------------------
                                           Name:  Jerry J. Harrison, Jr.
                                           Title: Chief Executive Officer


                                           CHARYS HOLDING COMPANY, INC.


                                           By: /s/ Billy V. Ray Jr.
                                              ----------------------------------
                                           Name:  Billy V. Ray Jr.
                                                --------------------------------
                                           Title: CEO
                                                 -------------------------------


                                           EXECUTIVE:


                                           /s/ Gregory A. Buchholz
                                           -------------------------------------
                                           Name: Gregory A. Buchholz

Exhibit A

Base year numbers for Method IQ - stand alone

Revenue                                              15,000,000

EBITDA                                                1,400,000

Net Income                                            1,200,000


Target Acquisitions Incentive Compensation Example

Purchase Parameters (examples)
  4 times EBITDA Purchase Price - No more than 50% Stock
  Minimum Sales level of $3 million
  Trailing 12 month EBITDA =/> 10% of Revenue
  Retained Earnings has to be positive
  Has to be profitable
  Sales Price can not exceed 5 times Book Value
    (Book Value can be adjusted for undervalued assets based on third party appraisal)

Performance Enhancement Target                             Weighted
Sales Increase                  10% year over year Growth     20.00%
EBITDA                          13% year over year Growth     35.00%
Net Income                      14% year over year Growth     45.00%

Acquisitions Base Year Numbers

Targeted Performance  Base Year
Sales                 6,000,000
EBITDA                  500,000
Net Income              400,000

                             Base Year            First Year           Second Year           Third Year
Combined Base Year Numbers    Combined             Targets               Targets              Targets
Sales                        21,000,000  100.00%  23,100,000  100.00%   25,410,000  100.00%  27,951,000  100.00%
EBITDA                        1,900,000    9.05%   2,147,000    9.29%    2,426,110    9.55%   2,741,504    9.81%
Net Income                    1,600,000    7.62%   1,624,000    7.90%    2,079,360    8.18%   2,370,470    8.48%

Target Bonus Amount at 15%                           273,600               311.904              355,571
Stock Price Avg for Year                                4.00                  6.00                 8.00
Target Bonus Units                                    65,400                51,984               44,446

            Actual Performance
Sales                                    24,000,000   100.00%   26,000,000   100.00%    33,000,000   100.00%
EBITDA                                    2,000,000     8.33%    2,100,000     6.08%     3,500,000    10.61%
Net Income                                1,850,000     7.71%      900,000     3.46%     1,200,000     3.64%        3,950,000

       Achieved Target Performance
Sales                                        103.90%                102.32%                 118.06%
EBITDA                                        93.15%                 36.56%                 127.67%
Net Income                                   101.43%                 43.28%                  50.62%

 Weighted Average Achieved Performance
Sales                                         20.78%                 20.46%                  23.61%
EBITDA                                        32.60%                 30.30%                  44.68%
Net Income                                    45.64%                 19.48%                  22.78%           Target Bonus
                                                                                                                Achieved
Total                                         99.02%                 70.24%                  91.06%                   813.844

Target Bonus Achieved                       270,930                219,072                 323,841
Stock Price Avg for Year                $      4.00            $      6.00            $       8.00            Incentive Units
Incentive Shares Achieved                    67,733                 36,512                  40,480            Earned
                                                                                                                      144,725
      Second Acquisition Year Two

                                                                First Year              Second Year
         Targeted Performance             Base Year               Target                   Target
Sales                                     3,000,000   100.00%     3,300,00   100.00%     3,630,000
EBITDA                                      250,000     8.33%      282,500     8.56%       319,225
Net Income                                  200,000     6.67%      228,000     6.91%       259,920

Combined Base Year Numbers               27,000,000   100.00%   29,700,000   100.00%    32,670,000   100.00%
Sales                                     2,250,000     8.33%    2,542,500     8.58%     2,673,025     8.79%
EBITDA                                    2,050,000     7.59%    2,337,000     7.87%     2,664,180     8.15%
Net Income

Target Bonus Amount at 15%                                         350,550                 399,627
Stock Price Avg for Year                                              6.00                    8.00
Target Bonus Units                                                  58,425                  49,953

           Actual Performance
Sales                                   24,000,000         26,000,000   100.00%   33,000,000   100.00%
EBITDA                                   2,000,000          2,600,000     9.29%    2,500,000     7.58%
Net Income                               1,850,000          2,200,000     7.86%    2,000,000     6.06%

      Achieved Target Performance
Sales                                       103.90%             94.28%                101.01%
EBITDA                                       93.15%            102.26%                 87.02%
Net Income                                  101.43%             94.14%                 75.07%

 Weighted Average Achieved Performance
Sales                                        20.78%             16.66%                 20.20%
EBITDA                                       32.60%             35.79%                 30.46%
Net Income                                   45.64%             42.36%                 33.78%
                                                                                                       Target Bonus
Total                                        99.02%             97.01%                 84.44%            Achieved

Target Bonus Achieved                      270,930            340,064                337,442               610,995
Stock Price Avg for Year               $      4.00        $      6.00            $      8.00
Incentive Shares Achieved                   67,733             56,677                 42,180


                                                                                                  Incentive Units
                                                                                                       Earned
                                                                                                          166,590

Sales Price Incentive if all three Years Goals are meet
Purchase Price based on Board Parameters           1,200,000                                             Value
Actual Price Negotiated                              900,000                                           $1,323,722
Variance                                             300,000

Sales Price Incentive %                                25.00%

Bonus for Successful Integration - paid in cash   $   75,000


The Sales price incentive was omitted in the Draft letter of intent but will be connected.